United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2025

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Spire Inc., a Missouri corporation (“Spire” or the “Company”), with the Securities and Exchange Commission on July 29, 2025, on July 27, 2025, Spire entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Piedmont Natural Gas Company, Inc. (“Piedmont”), a North Carolina corporation and wholly owned subsidiary of Duke Energy Corporation, pursuant to which Spire will acquire Piedmont’s Tennessee natural gas local distribution company business (the “Acquired Business”) for cash consideration of $2.48 billion subject to customary adjustments for net working capital, regulatory assets and liabilities, and capital expenditures at closing (the “Piedmont Acquisition”).

The completion of the Piedmont Acquisition is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) approval of the Tennessee Public Utility Commission (the “TPUC”), (iii) no Material Adverse Effect (as defined in the Purchase Agreement) having occurred since the date of the Purchase Agreement, and (iv) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties with their respective obligations under the Purchase Agreement. The Piedmont Acquisition is not subject to a financing condition and is expected to close by the end of the first calendar quarter of 2026, subject to satisfaction of the foregoing conditions.

The Piedmont Acquisition has satisfied the waiting period without objection under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The completion of the Piedmont Acquisition remains subject to (1) the approval of the TPUC, (2) no Material Adverse Effect (as defined in the Purchase Agreement) having occurred since the date of the Purchase Agreement and (3) customary conditions to ensure the accuracy of representations and warranties and the parties’ compliance with their obligations under the Purchase Agreement. On September 10, 2025, Piedmont and Spire jointly filed applications with the TPUC and the Federal Energy Regulatory Commission (the “FERC”) to facilitate the transfer of Piedmont’s Tennessee utility operations to Spire. The TPUC filing requests approval of the transfer of utility service authority and related authorizations by March 1, 2026. The FERC filing seeks a temporary waiver of certain capacity release regulations to support the efficient transfer of Piedmont’s jurisdictional transportation and storage agreements, consistent with similar waivers granted in past utility transactions. On October 31, 2025, the FERC approved the transfer of gas supply contracts to Spire.

Spire is filing this Report solely to file unaudited pro forma condensed combined financial information that give pro forma effect to the Piedmont Acquisition described above.

This report contains:

•	Historical financial statements of the Acquired Business in accordance with Rule 3-05 of Regulation S-X, included as Exhibits 99.1 and 99.2 hereto, which are incorporated by reference herein; and

•

Pro forma financial information of Spire and Piedmont on a combined basis in accordance with Article 11 of Regulation S-X giving pro forma effect to Spire’s pending acquisition of the Acquired Business, included as Exhibit 99.3 hereto, which is incorporated by reference herein.

The information under this Item 8.01 and Exhibits 23.1, 99.1, 99.2 and 99.3 attached hereto are hereby incorporated by reference in Spire’s Registration Statement on Form S-3 (Registration No. 333-287024) filed with the Securities and Exchange Commission on May 7, 2025.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the Acquired Business.

Filed herewith are the following financial statements of the Acquired Business:

•	Audited Abbreviated Financial Statements of the Acquired Business as of and for the years ended December 31, 2024 and December 31, 2023.

•	Unaudited Abbreviated Financial Statements of the Acquired Business as of September 30, 2025 and for the nine months ended September 30, 2025 and September 30, 2024.

(b) Pro Forma Financial Information.

Filed herewith are the following pro forma condensed combined financial information:

•	Unaudited Pro Forma Condensed Combined Balance Sheet of Spire as of September 30, 2025 and Unaudited Pro Forma Condensed Combined Statement of Income of Spire for the year ended September 30, 2025.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit Number	Exhibit

23.1	Consent of Deloitte & Touche LLP

99.1	Audited Abbreviated Financial Statements of the Acquired Business as of and for the years ended December 31, 2024 and December 31, 2023

99.2	Unaudited Abbreviated Financial Statements of the Acquired Business as of September 30, 2025 and for the nine months ended September 30, 2025 and September 30, 2024

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet of Spire as of September 30, 2025 and Unaudited Pro Forma Condensed Combined Statement of Income of Spire for the year ended September 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.

Date: November 17, 2025	By:	/s/ Adam Woodard
Adam Woodard
Executive Vice President and Chief Financial Officer